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                                   EXHIBIT 7.


                 Consent of Jorden Burt Berenson & Johnson LLP
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                                 April 23, 1997




Acacia National Life Insurance Company
Acacia National Variable Life Insurance Separate Account I
51 Louisiana Avenue, N.W.
Washington, D.C.  20001

         RE:         ACACIA NATIONAL LIFE INSURANCE COMPANY
                     ACACIA NATIONAL VARIABLE LIFE INSURANCE SEPARATE ACCOUNT I POST-EFFECTIVE AMENDMENT NO. 3 TO REGISTRATION STATEMENT ON FORM S-6 (FILE NOS. 811-8998 AND 33-90208)

Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus of Acacia National Variable Life Insurance Separate Account I, a separate account of Acacia National Life Insurance Company, contained in Post-Effective Amendment No. 3 to the Registration Statement on Form S-6 (File Nos. 811-8998 and 33-90208) filed by Acacia National Life Insurance Company and Acacia National Variable Life Insurance Separate Account I with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940.


                                        Very truly yours,


                                        /s/ Jorden Burt Berenson & Johnson LLP